UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

March 17, 2005

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 8.01 Other Events.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 8.01, “Other Events”:

Late Filing of 10-K, Material Weaknesses and Adjustment to Previously Reported Results

We filed on March 17 a Notification of Late Filing on Form 12b-25 indicating that we would be late in filing our annual report on Form 10-K and issued the press release, attached hereto as Exhibit 99.1. As set forth in the press release, when we do file our Form 10-K, it will contain disclosure regarding (i) material weaknesses identified during our year-end analysis under Section 404 of the Sarbanes-Oxley Act, (ii) an adjustment to our prior released net income amount, and (iii) the fact that we are affording ourselves of the 45-day extension for filing our management’s report on internal controls and the related auditor’s report.

 ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial Statements of Business Acquired - Not Applicable.

b)	Pro Forma Financial Information - Not Applicable.

c)	Exhibits:

99.1	Press Release dated March 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2005	Audible, Inc.

	By:	/s/ Andrew P. Kaplan
Andrew P. Kaplan
Title: Chief Financial Officer